UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 20, 2015
Date of Report

Q BioMed Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-193328	46-4013793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sanders Ortoli Vaughn-Flam Rosenstadt LLP	10022
(Address of principal executive offices)	(Zip Code)

(212) 588-0022
Registrant’s telephone number, including area code

ISMO Tech Solutions, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 23, 2015, Enriques Navas has resigned from his position as a director of our company and any positions that he held as an officer of our company.  This resignation did not result from any dispute or disagreement with us, our independent accountants, our counsel or our operations, policies and practices.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

We filed a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of Nevada to change our name from “ISMO Tech Solutions, Inc.” to “Q BioMed Inc.”  This name change became effective as of July 20, 2015.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment to Articles of Incorporation with an effective date of July 20, 2015.
99.1	Resignation Letter, dated July 23, 2015, from Enrique Navas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISMO Tech Solutions, Inc.
Date: July 30, 2015	By: /s/ Denis Corin Name: Denis Corin Title: President